SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2005

Long Beach Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-75958	33-0660404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Mack Centre Drive Paramus, New Jersey		07652
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(201) 262-5222
No Change
(Former name or former address, if changed since last report)

Item 8.01.    Other Events

In connection with the offering of Long Beach Acceptance Auto Receivables Trust 2005-B, Asset-Backed Notes, Series 2005-B, certain "Computational Materials", dated September 19, 2005, within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the "Related Computational Materials").

Item 9.01.    Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibit 99.1. Related Computational Materials (as defined in Item 8.01 above).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LONG BEACH ACCEPTANCE CORP. Registrant and on behalf of Long Beach Acceptance Auto Receivables Trust 2005-B

By:	/s/ Stephen W. Prough
Name: Stephen W. Prough
Title: President and Chairman of the Board

Dated: September 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Related Computational Materials (as defined in Item 8.01 above).